50 Minuteman Road • Andover, MA 01810 • 866.627.6951 • mrcy.com FOR IMMEDIATE RELEASE Mercury Systems completes acquisition of Avalex Technologies ANDOVER, Mass. – Nov. 8, 2021 – Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), a leader in trusted, secure mission-critical technologies for aerospace and defense, today announced the completion of its acquisition of Avalex Technologies (“Avalex”). Pursuant to the terms of the definitive agreement applicable to the acquisition, Mercury acquired Avalex for all cash, subject to net working capital and net debt adjustments. The acquisition was treated as an asset sale for tax purposes. The acquisition and associated transaction expenses were funded through a combination of cash on hand and Mercury’s existing revolving credit facility. “We’re pleased that this transaction was completed on schedule; the next step is executing a seamless integration,” said Mark Aslett, Mercury’s president and chief executive officer. “The acquisition is directly aligned with our strategy and will enable us to address and enable the growing demand for digitally converged solutions in the C4I and platform/mission management markets. We welcome the Avalex team to the Mercury family.” Mercury envisions, creates and delivers innovative technology solutions purpose-built to meet its customers’ most pressing high-tech needs. For more information, visit mrcy.com or contact Mercury at (866) 627-6951 or info@mrcy.com. Mercury Systems – Innovation That Matters® Mercury Systems is a leading technology company serving the aerospace and defense industry, positioned at the intersection of high-tech and defense. Headquartered in Andover, Mass., the Company delivers solutions that power a broad range of aerospace and defense programs, optimized for mission success in some of the most challenging and demanding environments. The Company envisions, creates and delivers innovative technology solutions purpose-built to meet customers’ most-pressing high-tech needs, including those specific to the defense community. To learn more, visit mrcy.com, or follow us on Twitter. Forward-Looking Safe Harbor Statement This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the acquisition described herein and to fiscal 2022 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of epidemics and pandemics such as COVID, effects of any U.S. federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition,

Mercury Systems completes acquisition of Avalex Technologies Corporation, Page 2 50 Minuteman Road • Andover, MA 01810 • 866.627.6951 • mrcy.com changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, changes in, or in the interpretation or enforcement of, environmental rules and regulations, market acceptance of the Company’s products, shortages in components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions, restructurings and value creation initiatives such as 1MPACT, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, increases in interest rates, changes to industrial security and cyber-security regulations and requirements, changes in tax rates or tax regulations, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 2, 2021. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made. # # # CONTACT Michael D. Ruppert, CFO Mercury Systems Inc. 978-967-1990 Mercury Systems and Innovation That Matters are registered trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.